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                                  EXHIBIT 5.1
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                   Opinion and Consent of Rhoads & Sinon LLP
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                    Re: Registration Statement on Form S-3
                        for Drovers Bancshares Corporation
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                                                     September 30, 1999

Drovers Bancshares Corporation
30 South George Street
York, PA 17401

Gentlemen:

          Reference is made to your Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission regarding the registration of shares of common stock, no par value, of Drovers Bancshares Corporation (the "Corporation") with an aggregate purchase price of $5,750,000.

          We have examined the records related to the organization of the Corporation, its Articles of Incorporation, By-Laws and all amendments thereto, and the records of proceedings of its stockholders and directors.

          Based upon the foregoing, and upon the examination of such other documents as we have deemed necessary to express the opinions hereinafter set forth, we are of the opinion that:

          (1) The Corporation is a corporation duly organized and in good standing under the laws of the Commonwealth of Pennsylvania; and

          (2) The securities to be registered, when issued and paid for as contemplated by the Prospectus included in the above-referenced registration statement, will be legally issued and outstanding stock of the Corporation, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an Exhibit to the said Registration Statement and to all references to us therein.

          In giving such consent, we do not thereby admit that we are experts within the meaning of Section 7 of the Securities Act of 1933.

                                Very truly yours,

                                RHOADS & SINON LLP


                                By:   /s/ Charles J. Ferry
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                                      Charles J. Ferry